UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 5, 2010
________________________________________________
Date of Report (Date of earliest event reported)

SIERRA RESOURCE GROUP, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

    NEVADA                                                                       000-25301                                                      88-0413922
 ____________________________                       ________________________        ___________________
     (State or other jurisdiction                                           (Commission File Number)                    (IRS Employer
           of incorporation)                                                                                                                                   Identification No.)

6767 Tropicana Avenue, Suite 307
Las Vegas, Nevada 89103
___________________________________________________
(Address of principal executive offices) (Zip Code)

(702) 248-1027
__________________________________________________
Registrant's telephone number, including area code

Not Applicable
_____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

[   ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 5, 2010, Sierra Resource Group, Inc. (the “Company”), entered into a Share Purchase Agreement (the "Share Purchase Agreement") with Black Diamond Realty Management, LLC, a Florida limited liability company (the “Purchaser”), and Paul W. Andre, Sandra J. Andre and Suzette M. Encarnacion, the Company’s principal stockholders (collectively, the “Sellers”).  Pursuant to the Share Purchase Agreement, and upon the terms and subject to the conditions thereof, the Purchaser agreed to purchase an aggregate of Eight Million Five Hundred Fifteen Thousand (8,515,000) shares (the “Shares”) of the common stock, par value $.001, of the Company owned by the Sellers (the "Purchase Transaction") for a purchase price equal to Three Hundred Twenty Five Thousand Dollars ($325,000) (the "Purchase Price").

The completion of the Purchase Transaction was subject to the satisfaction or waiver of a number of closing conditions set forth in the Share Purchase Agreement, including among others, the filing of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009, including its audited financial statements for the relevant period, and the transfer by the Company of all of its assets and the satisfaction of all of its liabilities and obligations.

On March 16, 2010, the Company, the Purchaser and the Sellers entered into Amendment No. 1 to the Share Purchase Agreement (the "Amendment") pursuant to which the Purchase Price was reduced to Two Hundred Twenty Nine Thousand Dollars ($229,000) (the "Reduced Purchase Price").

On March 17, 2010, the Company, the Purchaser and the Sellers consummated the Purchase Transaction upon the Purchaser's delivery of the Reduced Purchase Price to the Sellers and the Sellers delivery to the Purchaser of the stock certificates representing the Shares.

The foregoing descriptions of the Agreement and the Amendment are only summaries, do not purport to be complete and are qualified in their entirety by reference to the copies of the Share Purchase Agreement and the Amendment filed herewith as Exhibit 10.01 and Exhibit 10.02, respectively, and are incorporated herein by reference.

5.01         CHANGES IN CONTROL OF REGISTRANT.

                 At the closing of the Purchase Transaction, the Purchaser received approximately seventy percent (70%) of the Company's issued and outstanding common stock. The closing of the Purchase Transaction occurred on March 17, 2010.

                 In addition, effective as of March 17, 2010, in connection with the closing of the Purchase Transaction, (i) Sandra J. Andre and Suzette M. Encarnacion resigned from their respective positions as officers and directors of the Company and (ii) the Board elected Michael A. Dougherty and Joshua W. Rohbock to serve as directors of the Company. Paul W. Andre is continuing to serve as a director and as Secretary and Treasurer of the Company until approximately ten days after the date on which the Company's Information Statement on Schedule 14 f-1 is filed with the SEC and mailed to all the holders of record of the Company's common stock.

5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

                On March 17, 2010, effective immediately, Ms. Sandra J. Andre and Ms. Suzette M. Encarnacion resigned from their positions as members of the Board of Directors of the Company.  In addition, Ms. Andre resigned from her position as President of the Company.

On March 17, 2010, Paul J. Andre, the sole remaining member of the Board of Directors of the Company appointed Messrs. Michael A. Dougherty and Joshua W. Rohbock to fill the vacancies created by the resignation of Ms. Andre and Ms. Encarnacion.

Neither Mr. Dougherty nor Mr. Rohbock have any arrangement or understanding with any persons pursuant to which he was elected to serve as a director. Nor do Messrs. Dougherty and Rohbock have any family relationship with any officer or director of the Company.  Further, Messrs. Dougherty and Rohbock have not been involved in any related transactions or relationships with the Company as defined in Item 404(a) of Regulation S-K.

Mr. Dougherty, age 60, is a senior executive with 25 years of experience in Healthcare IT.  Since May 2007, Mr. Dougherty has been a regional vice president with Symantec Corp. (formerly Transparent Logic), a provider of software solutions that create and modify workflow without programming, where he is responsible for new business acquisitions and growth and maintains relationships between clients and delivery systems.  Prior thereto, beginning in February 2001, Mr. Dougherty was a regional president for Pulse Systems, Inc., a provider of software solutions for physicians, where he was responsible for client relationships and introducing new product lines to clients.  In November 1982, Mr. Dougherty, along with his wife, co-founded Professional Support, Inc., a markets systems solutions and billing services provider to the health care community, where he was also the President and Chief Executive Officer. During his career, Mr. Dougherty has started additional firms to take advantage of various types of healthcare opportunities.  His current projects include cloud computing for healthcare records and a nursing home medication delivery program system.  Mr. Dougherty attended the University of Denver where he graduated with a degree in Psychology, and the University of Massachusetts Lowell Campus where he received his MBA.

Mr. Rohbock, age 34, has extensive experience in building and construction.  He has owned and operated SJS Construction, a retail construction corporation specializing in commercial building including plant construction and operational tooling, for the past ten years.  Mr. Rohbock is experienced in the mining industry in the field operations of gold mines located in Moapa, Nevada where he has managed the production of minerals.

9.01        FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.01   Share Purchase Agreement, dated February 5 2010, by and among Black Diamond Realty Management, LLC, Sierra Resource Group, Inc. and Paul W. Andre, Sandra J. Andre and Suzette M. Encarnacion

Exhibit 10.02  Amendment No. 1 to Share Purchase Agreement, dated March 16, 2010, by and among Black Diamond Realty Management, LLC, Sierra Resource Group, Inc. and Paul W. Andre, Sandra J. Andre and Suzette M. Encarnacion

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                      SIERRA RESOURCE GROUP, INC.

Date:  March 23, 2010                              /s/ PAUL W. ANDRE
                                  __________________________________________
                                  Paul W. Andre
                                  Secretary

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